UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to Section 240.14a-12

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Meeting Information See the reverse side of this notice to obtain proxy materials and voting instructions. E12052-P80819 JAZZ PHARMACEUTICALS PLC *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on August 4, 2016. JAZZ PHARMACEUTICALS PLC FOURTH FLOOR, CONNAUGHT HOUSE ONE BURLINGTON ROAD, DUBLIN 4, IRELAND ATTN: COMPANY SECRETARY Meeting Type: Annual General Meeting For holders as of: June 7, 2016 Date: August 4, 2016 Time: 10:00 AM Local Time Location: Jazz Pharmaceuticals plc Fourth Floor, Connaught House One Burlington Road Dublin 4, Ireland

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How To Vote Please Choose One of the Following Voting Methods Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before July 21, 2016 to facilitate timely delivery. How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. 1. COMBINED PROXY STATEMENT AND ANNUAL REPORT 2. IRISH STATUTORY FINANCIAL STATEMENTS Proxy Materials Available to VIEW or RECEIVE: E12053-P80819 ?XXXX XXXX XXXX XXXX ?XXXX XXXX XXXX XXXX Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. ?XXXX XXXX XXXX XXXX

Voting Items

The Board of Directors recommends you vote FOR each of the nominees for director named in Proposal 1 below:

1. To elect the four nominees for director named below to hold office until the 2019 annual general meeting of shareholders.

   Nominees:

   1a. Paul L. Berns

   1b. Patrick G. Enright

   1c. Seamus Mulligan

   1d. Norbert G. Riedel, Ph.D.

The Board of Directors recommends you vote FOR Proposals 2, 3, 4A, 4B, 5, 6, 7, 8, 9 and 10:

2. To ratify, on a non-binding advisory basis, the appointment of KPMG, Dublin as the independent auditors of Jazz Pharmaceuticals plc for the fiscal year ending December 31, 2016 and to authorize, in a binding vote, the board of directors, acting through the audit committee, to determine the auditors' remuneration.

3. To approve, on a non-binding advisory basis, the compensation of Jazz Pharmaceuticals plc's named executive officers as disclosed in the proxy statement.

4A. To approve amendments to Jazz Pharmaceuticals plc's memorandum of association to make certain administrative adjustments to address the enactment of the Irish Companies Act 2014 and a minor housekeeping matter.

4B. To approve amendments to Jazz Pharmaceuticals plc's articles of association to make certain administrative adjustments to address the enactment of the Irish Companies Act 2014 and certain minor housekeeping matters.

5. To authorize Jazz Pharmaceuticals plc and/or any subsidiary of Jazz Pharmaceuticals plc to make open market purchases of Jazz Pharmaceuticals plc's ordinary shares.

6. To renew the Board of Directors' existing authority under Irish law to allot and issue ordinary shares.

7. To renew the Board of Directors' existing authority under Irish law to allot and issue ordinary shares for cash without first offering those ordinary shares to existing shareholders pursuant to the statutory pre-emption right that would otherwise apply.

8. To approve any motion to adjourn the annual meeting, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve any or all of Proposals 4A, 4B and/or 7.

9. To approve an amendment and restatement of Jazz Pharmaceuticals plc's 2011 Equity Incentive Plan in order to renew Jazz Pharmaceuticals plc's ability to grant awards thereunder that may qualify as "performance-based compensation" under section 162(m) of the U.S. Internal Revenue Code.

10. To approve an amendment and restatement of Jazz Pharmaceuticals plc's Amended and Restated 2007 Non-Employee Directors Stock Option Plan in order to (i) expand the types of stock awards that may be granted thereunder to Jazz Pharmaceuticals plc's non-employee directors and (ii) eliminate the final automatic annual increase to the share reserve that is otherwise scheduled to occur in 2017 pursuant to the "evergreen" provision included therein.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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